Service Corporation International Announces Second Quarter 2015 Financial Results And Updates 2015 Financial Guidance

- Conference call on Thursday, July 30, 2015, at 9:00 a.m. Central Time.

HOUSTON, July 29, 2015 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter 2015. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$754.4	$746.8	$1,502.5	$1,492.3
Operating income	$127.6	$144.7	$268.7	$252.1
Net income attributable to common stockholders	$52.6	$25.9	$114.0	$67.0
Diluted earnings per share	$0.25	$0.12	$0.55	$0.31
Earnings from continuing operations excluding special items(1)	$57.1	$49.6	$122.8	$110.3
Diluted earnings per share from continuing operations excluding special items(1)	$0.28	$0.23	$0.59	$0.51
Diluted weighted average shares outstanding	206.7	216.0	207.2	216.6
Net cash provided by operating activities	$93.7	$42.9	$282.5	$170.8
Net cash provided by operating activities excluding special items(1)	$101.9	$98.4	$299.7	$262.1

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items grew 21.7% to $0.28 in the second quarter of 2015 over the same period in 2014 primarily driven by strong performance from our cemetery segment, which more than offset the loss of earnings from properties that have been subsequently divested in connection with the Stewart acquisition.
  Consolidated funeral gross profit declined $6.1 million in the second quarter of 2015 compared to the second quarter of 2014. However, comparable funeral gross profits grew $1.6 million which helped offset the loss of $7.7 million in gross profits contributed in the prior year quarter by properties that have been subsequently divested.
  Consolidated cemetery gross profit increased $16.8 million in the second quarter of 2015 over the prior year quarter and the gross margin percentage increased 470 basis points to 26.5%. Higher gross profits driven by a double-digit percentage increase in preneed cemetery property sales more than offset the loss of $2.5 million in gross profits contributed in the prior year quarter by properties that have been subsequently divested.
  Net cash provided by operating activities excluding special items increased 3.6% to $101.9 million in the second quarter of 2015 compared to $98.4 million in the prior year quarter due primarily to higher cash receipts associated with an increase in cemetery preneed sales production.
  During the second quarter, we returned $98.6 million to our shareholders through a combination of share repurchases and dividends.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the second quarter of 2015:
"We are very proud of the operating performance during the second quarter, which resulted in a 22% improvement in normalized earnings per share. This represents our fifth consecutive quarter of double-digit percentage growth in normalized earnings per share. Robust preneed cemetery sales production continues to be the primary factor driving our earnings ahead of our expectations. Through six months, normalized earnings per share has increased 16% and adjusted operating cash flows has also increased 14%. Coming off of this performance, we have revised upwards the midpoint of our annual earnings and cash flow guidance and we expect to continue to deploy capital strategically to increase shareholder value in the back half of 2015."

REVIEW OF RESULTS FOR SECOND QUARTER AND FIRST HALF OF 2015

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Funeral:
Atneed revenue	$269.8	$273.6	$566.0	$565.9
Matured preneed revenue	136.6	151.4	291.9	313.8
Core revenue	406.4	425.0	857.9	879.7
Recognized preneed revenue	25.4	20.8	48.5	42.5
Other revenue	39.7	33.7	72.8	66.4
Total revenue	$471.5	$479.5	$979.2	$988.6

Gross profit	$91.7	$97.8	$216.4	$217.0
Gross margin percentage	19.4%	20.4%	22.1%	22.0%

Funeral services performed	77,969	80,846	165,279	168,910
Average revenue per service	$5,212	$5,257	$5,191	$5,208

Cemetery:
Atneed revenue	$75.7	$77.6	$151.2	$154.0
Recognized preneed revenue	167.2	153.6	299.1	280.0
Core revenue	242.9	231.2	450.3	434.0
Other revenue	40.0	36.0	73.0	69.7
Total revenue	$282.9	$267.2	$523.3	$503.7

Gross profit	$75.0	$58.2	$128.3	$105.1
Gross margin percentage	26.5%	21.8%	24.5%	20.9%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended June 30, 2015 and 2014. We consider comparable operations to be those owned for the entire period beginning January 1, 2014 and ending June 30, 2015.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended June 30,
	2015	2014
Comparable revenue:
Atneed revenue(1)	$267.5	$262.0
Matured preneed revenue(2)	136.3	143.0
Core revenue(3)	403.8	405.0
Recognized preneed revenue(4)	24.9	20.7
Other revenue(5)	39.7	32.8
Total comparable revenue	$468.4	$458.5

Comparable gross profit	$92.7	$91.1
Comparable gross margin percentage	19.8%	19.9%

Comparable funeral services performed	77,172	77,198
Comparable average revenue per service	$5,233	$5,246
Comparable average revenue per service, excluding the impact of foreign currency fluctuations	$5,330	$5,289

Comparable preneed sales production:
Sales excluding terminally imminent contracts	$193.3	$186.9
Sales of terminally imminent contracts	16.9	24.0
Total preneed sales	$210.2	$210.9

Total preneed contracts sold	44,894	44,590
Average revenue per contract sold	$4,682	$4,731
Average revenue per contract sold, excluding the impact of foreign currency fluctuations	$4,757	$4,766

(1)	Atneed revenue represents merchandise and services sold once death has occurred.
(2)	Matured preneed revenue represents merchandise and services primarily sold on a preneed contract but delivered and/or performed once death has occurred.
(3)	Core revenue represents merchandise and services recognized once death has occurred.
(4)	Recognized preneed revenue represents merchandise and travel protection sold on a preneed contract and delivered before death has occurred
(5)

Other revenue consists primarily of General Agency revenue, which are commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Comparable funeral revenue increased by $9.9 million in the second quarter of 2015 compared to 2014 mainly driven by an increase in recognized preneed revenue and higher General Agency revenue.
  Comparable average revenue per service decreased by 0.2%. Excluding an unfavorable Canadian currency impact, the average revenue per service grew 0.8%. Our comparable cremation rate increased to 51.3% in the second quarter of 2015 compared to 50.7% in the second quarter of 2014.
  Comparable gross profit increased $1.6 million, or 1.8%, compared to the prior year quarter while the gross margin percentage remained relatively flat compared to the prior year quarter. The improvement was led by the revenue increases described above.
  Preneed funeral sales production, excluding terminally imminent contracts in both periods, increased $6.4 million for the quarter or 3.4%. A terminally imminent contract is used when a family chooses to make arrangements several weeks or a few months in advance of need. In mid-2014, we began to record more of these sales directly into atneed sales instead of recording them as preneed sales that quickly convert into atneed business.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended June 30, 2015 and 2014. We consider comparable operations to be those owned for the entire period beginning January 1, 2014 and ending June 30, 2015.

(Dollars in millions)	Three Months Ended June 30,
	2015	2014
Comparable revenue:
Atneed revenue(1)	$74.7	$72.3
Recognized preneed revenue(2)	166.3	147.6
Core revenue(3)	241.0	219.9
Other revenue(4)	39.7	34.5
Total comparable revenue	$280.7	$254.4

Comparable gross profit	$74.6	$56.2
Comparable gross margin percentage	26.6%	22.1%

Comparable preneed and atneed sales production:
Property	$190.6	$167.8
Merchandise and services	140.7	127.9
Discounts	(37.7)	(34.2)
Preneed and atneed sales production	$293.6	$261.5
Recognition rate(5)	82%	84%

(1)	Atneed revenue represents property, merchandise, and services sold once death has occurred.
(2)	Recognized preneed revenue represents property sold on a preneed contract and merchandise and services sold on a preneed contract that have been delivered or performed.
(3)	Core revenue represents property, merchandise, and services that have been delivered or performed.
(4)

Other revenue is primarily related to merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenue grew $26.3 million, or 10.3%, in the second quarter of 2015 compared to 2014 primarily from an increase in preneed cemetery property sales production and higher trust fund income.
  Preneed cemetery sales production increased $31.6 million, or 16.9%, in the current quarter compared to same period last year. This increase was driven by strong growth in the number of preneed property contracts sold as well as a healthy increase in the average sale, which was partially offset by an unfavorable Canadian currency impact.
  Comparable cemetery gross profit increased $18.4 million and the adjusted gross margin percentage increased 450 basis points to 26.6% in the current quarter. The gross profit improvement was driven by the increases in cemetery property sales stated above as well as a $5.0 million increase in trust fund income. This increase was partially offset by higher selling costs associated with the higher preneed sales production.

Other Financial Results

  General and administrative expenses decreased $12.7 million to $33.6 million. The prior year included $14.1 million of costs related to the integration of Stewart and $3.9 million of system integration and other costs. Excluding these one-time costs, general and administrative expenses increased $5.3 million over the prior year, which is primarily due to the permanent costs associated with the increased scale of the combined SCI and Stewart entity.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by operating activities, as reported	$93.7	$42.9	$282.5	$170.8
Premiums paid on early extinguishment	—	24.8	—	24.8
Stewart acquisition and transition costs	—	18.4	—	47.0
Legal defense fees and other matters	—	10.0	—	10.3
Excess tax benefits from share-based awards	7.5	5.8	13.0	12.5
Other	0.7	(3.5)	4.2	(3.3)
Net cash provided by operating activities excluding special items	$101.9	$98.4	$299.7	$262.1

  Net cash provided by operating activities excluding special items increased $3.5 million to $101.9 million for the second quarter compared to $98.4 million in the prior year quarter due primarily to higher cash receipts associated with the increase in cemetery comparable preneed sales production, an increase in net trust fund withdrawals, and a $9.1 million decrease in cash interest paid. These increases were partially offset by an increase in payroll funding as a result of the timing of the Independence Day holiday and anticipated higher cash tax payments.
  A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Capital improvements at existing locations	$23.1	$17.5	$40.3	$29.3
Development of cemetery property	12.5	10.4	21.9	20.7
Construction of new funeral home facilities	0.8	4.6	2.5	7.4
Total capital expenditures	$36.4	$32.5	$64.7	$57.4

TRUST FUND RETURNS
Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and six months ended June 30, 2015 is set forth below:

	Three Months	Six Months
Preneed funeral	0.3%	2.5%
Preneed cemetery	0.3%	2.8%
Cemetery perpetual care	(0.2)%	1.6%
Combined trust funds	0.1%	2.3%

OUTLOOK FOR 2015

Our updated outlook for potential earnings and cash flow in 2015 is as follows:

(In millions except per share amounts)	Previous 2015 Outlook	Updated 2015 Annual Guidance
Diluted earnings per share from continuing operations excluding special items (1)	$1.16 to $1.28	$1.22 to $1.28
Net cash provided by operating activities excluding special items (1)	$450 to $500	$475 to $500
Capital improvements at existing facilities and cemetery development expenditures	$130 to $140	$130 to $140

(1)

Diluted earnings per share from continuing operations excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We historically reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities, however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our guidance for 2015 excludes the following because this information is not currently available for 2015: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP financial measures".

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment, and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

NON-GAAP FINANCIAL MEASURES
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended June 30,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$52.6	$0.25	$25.9	$0.12
After-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	4.6	0.03	(7.0)	(0.05)
Acquisition and transition costs	—	—	9.1	0.05
Loss on early extinguishment of debt	—	—	18.4	0.09
Other	(0.1)	—	3.2	0.02
Earnings from continuing operations and diluted earnings per share excluding special items	$57.1	$0.28	$49.6	$0.23

Diluted weighted average shares outstanding (in thousands)		206,746		215,989

(In millions, except diluted EPS)	Six Months Ended June 30,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$114.0	$0.55	$67.0	$0.31
After-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	5.7	0.03	(5.8)	(0.03)
Acquisition and transition costs	1.8	0.01	19.2	0.09
Loss on early extinguishment of debt	—	—	18.4	0.08
Legal defense fees and other matters	—	—	7.7	0.04
Other	1.3	—	3.8	0.02
Earnings from continuing operations and diluted earnings per share excluding special items	$122.8	$0.59	$110.3	$0.51

Diluted weighted average shares outstanding (in thousands)		207,221		216,593

Conference Call and Webcast

We will host a conference call on Thursday, July 30, 2015, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6441 with the passcode of 40238041. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 13, 2015 and can be accessed at (630) 652-3042 with the passcode of 40238041#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry is competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2014 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At June 30, 2015, we owned and operated 1,550 funeral homes and 467 cemeteries (of which 262 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Marianne Gooch- Managing Director/ Corporate Communications	(713) 525-9167

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$754,354	$746,760	$1,502,471	$1,492,255
Costs and expenses	(587,624)	(590,716)	(1,157,792)	(1,170,151)
Gross profit	166,730	156,044	344,679	322,104
General and administrative expenses	(33,568)	(46,307)	(68,623)	(102,137)
(Losses) gains on divestitures and impairment charges, net	(5,582)	34,994	(7,361)	32,182
Operating income	127,580	144,731	268,695	252,149
Interest expense	(42,982)	(46,307)	(85,921)	(91,303)
Loss on early extinguishment of debt	—	(29,158)	—	(29,158)
Other (expense) income, net	(109)	50	(167)	1,586
Income from continuing operations before income taxes	84,489	69,316	182,607	133,274
Provision for income taxes	(31,007)	(37,357)	(67,660)	(60,064)
Net income from continuing operations	53,482	31,959	114,947	73,210
Net losses from discontinued operations, net of tax	(390)	(178)	(390)	(38)
Net income	53,092	31,781	114,557	73,172
Net income attributable to noncontrolling interests	(497)	(5,859)	(587)	(6,148)
Net income attributable to common stockholders	$52,595	$25,922	$113,970	$67,024
Basic earnings per share:
Net income attributable to common stockholders	$0.26	$0.12	$0.56	$0.32
Basic weighted average number of shares	202,466	212,390	202,966	212,613
Diluted earnings per share:
Net income attributable to common stockholders	$0.25	$0.12	$0.55	$0.31
Diluted weighted average number of shares	206,746	215,989	207,221	216,593
Dividends declared per share	$0.10	$0.08	$0.20	$0.16

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

(In thousands, except share amounts)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$199,096	$177,335
Receivables, net	92,192	109,050
Inventories	29,846	29,697
Other	40,036	80,774
Total current assets	361,170	396,856
Preneed funeral receivables, net and trust investments	1,829,071	1,843,023
Preneed cemetery receivables, net and trust investments	2,355,034	2,306,669
Cemetery property	1,743,950	1,739,216
Property and equipment, net	1,846,579	1,861,403
Goodwill	1,811,842	1,810,853
Deferred charges and other assets	629,436	624,248
Cemetery perpetual care trust investments	1,347,753	1,341,376
	$11,924,835	$11,923,644
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$420,926	$453,042
Current maturities of long-term debt	290,016	90,931
Income taxes	14,323	8,035
Total current liabilities	725,265	552,008
Long-term debt	2,769,861	2,963,794
Deferred preneed funeral revenues	550,663	540,164
Deferred preneed cemetery revenues	1,123,686	1,062,381
Deferred tax liability	436,602	448,824
Other liabilities	502,130	502,553
Deferred preneed receipts held in trust	3,137,017	3,148,884
Care trusts' corpus	1,345,876	1,327,658

Stockholders' equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 208,205,991 and 205,458,331 shares issued, respectively, and 201,751,035 and 204,866,770 shares outstanding, respectively	201,751	204,867
Capital in excess of par value	1,158,121	1,186,304
Accumulated deficit	(79,971)	(81,859)
Accumulated other comprehensive income	44,668	59,414
Total common stockholders' equity	1,324,569	1,368,726
Noncontrolling interests	9,166	8,652
Total Equity	1,333,735	1,377,378
	$11,924,835	$11,923,644

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Six Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$114,557	$73,172
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	390	38
Losses on early extinguishment of debt	—	29,158
Premiums paid on early extinguishment of debt	—	(24,804)
Depreciation and amortization	68,899	70,595
Amortization of intangible assets	15,983	19,346
Amortization of cemetery property	26,027	25,790
Amortization of loan costs	4,865	4,048
Provision for doubtful accounts	3,431	4,541
(Benefit) provision for deferred income taxes	(8,466)	26,484
Losses (gains) on divestitures and impairment charges, net	7,361	(32,182)
Share-based compensation	7,284	6,423
Excess tax benefits from share-based awards	(13,003)	(12,521)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	2,276	(7,241)
Increase in other assets	(761)	(22,351)
Increase in payables and other liabilities	33,932	9,437
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	16,144	23,963
Increase (decrease) in deferred preneed funeral revenue	14,247	(11,965)
Decrease in deferred preneed funeral receipts held in trust	(37,366)	(22,550)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(28,272)	(31,736)
Increase in deferred preneed cemetery revenue	62,482	43,478
Decrease in deferred preneed cemetery receipts held in trust	(7,506)	(1,323)
Other	3	2,017
Net cash provided by operating activities from continuing operations	282,507	171,817
Net cash used in operating activities from discontinued operations	—	(1,000)
Net cash provided by operating activities	282,507	170,817
Cash flows from investing activities:
Capital expenditures	(64,724)	(57,379)
Acquisitions	(36,726)	(7,575)
Proceeds from divestitures and sales of property and equipment, net	8,268	154,893
Net withdrawals (deposits) of restricted funds and other	8,066	(12,225)
Net cash (used in) by provided investing activities from continuing operations	(85,116)	77,714
Net cash provided by (used in) investing activities from discontinued operations	987	(361)
Net cash (used in) provided by investing activities	(84,129)	77,353
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	30,000	755,000
Debt issuance costs	—	(10,500)
Payments of debt	(30,121)	(135,371)
Early extinguishment of debt	—	(762,782)
Principal payments on capital leases	(15,257)	(14,491)
Proceeds from exercise of stock options	26,799	14,791
Excess tax benefit from share-based awards	13,003	12,521
Purchase of Company common stock	(151,795)	(60,425)
Payments of dividends	(40,398)	(34,024)
Purchase of noncontrolling interest	—	(15,000)
Bank overdrafts and other	(7,533)	115
Net cash used in financing activities	(175,302)	(250,166)
Net change in cash of discontinued operations	—	1,323
Effect of foreign currency on cash and cash equivalents	(1,315)	(392)
Net increase (decrease) in cash and cash equivalents	21,761	(1,065)
Cash and cash equivalents at beginning of period	177,335	141,580
Cash and cash equivalents at end of period	$199,096	$140,515